Exhibit 99.1

Bioventus Reports Third Quarter Financial Results; Raises Full Year 2023 Financial Guidance
DURHAM, NC – November 7, 2023 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported financial results for the three and nine months ended September 30, 2023.
Q3 Financial Summary:
•Net Sales of $120.8 million, down $7.9 million, or 6.1%, year-over-year as reported (6.3% constant currency*). Excluding revenues from divested wound assets, underlying organic sales decreased $0.6 million, or 0.5% year-over-year
•Net Loss from continuing operations of $8.8 million, compared to Net Loss from continuing operations of $101.0 million in prior-year period
•Adjusted EBITDA* from continuing operations of $21.7 million decreased (0.9%), compared to $21.9 million in prior-year period
•Loss per share of Class A common stock from continuing operations of $0.12, compared to a loss of $1.18 in prior-year period
•Non-GAAP earnings per share of Class A common stock from continuing operations* of $0.05, compared to $0.18 in prior-year period
Recent Highlights:
•Third quarter financial results exceeded expectations with improved performance in Pain Treatments and continued cost management
•Pain Treatments revenue advanced 3.1% driven by continued volume gains and price pressures receding versus the prior year
•With Adjusted EBITDA ahead of expectations in the third quarter, continued diligent management of expenses, and improved visibility in Pain Treatments, the Company is raising its full-year earnings guidance

“We are pleased with our continued strong execution in the third quarter resulting in significant increase in Adjusted EBITDA and a return to growth for our Pain Treatments business,” commented Tony Bihl, Bioventus’ interim chief executive officer. “The enhanced visibility and predictability in our business, combined with our teams’ robust performance has enabled us to raise our full-year adjusted earnings guidance. We remain committed to further strengthening our financial position and improving profitability through revenue growth and spending discipline to create value for our stakeholders.”

*See below under “Use of Non-GAAP Financial Measures” for more details.

Third Quarter 2023 Financial Results:
The following table represents net sales by geographic region, and by business, for the three months ended September 30, 2023 and October 1, 2022, respectively:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	September 30, 2023	October 1, 2022	$	%	%
U.S.
Pain Treatments	$48,416	$47,010	$1,406	3.0%	3.0%
Restorative Therapies	24,855	38,096	(13,241)	(34.8)%	(34.8)%
Surgical Solutions	32,956	31,182	1,774	5.7%	5.7%
Total U.S. net sales	106,227	116,288	(10,061)	(8.7)%	(8.7)%
International
Pain Treatments	5,274	5,090	184	3.6%	0.1%
Restorative Therapies	5,288	4,047	1,241	30.7%	28.8%
Surgical Solutions	4,005	3,237	768	23.7%	24.2%
Total International net sales	14,567	12,374	2,193	17.7%	15.6%
Total net sales	$120,794	$128,662	$(7,868)	(6.1)%	(6.3)%
Total net sales were $120.8 million for the third quarter of 2023 compared to $128.7 million for the third quarter of 2022, a decline of 6.1%. Performance was the result of a growth in U.S. Pain Treatments and Surgical Solutions, and double-digit growth in International, which collectively was offset primarily by the impact of the Wound Business divestiture in Restorative Therapies.
Gross margin of 65.3% was down compared to prior year gross margin of 65.7%. Non-GAAP gross margin* of 74.8% increased from 74.5% due to higher rebate accruals in the prior year.
Operating income improved $129.3 million to $2.4 million compared to a loss of $126.8 million in the third quarter of 2022 driven by prior period impairments and disciplined cost management. Operating margin was 2.0% compared to (98.6%) in the prior year period.
Non-GAAP operating income* from continuing operations improved $3.0 million to $20.4 million compared to $17.4 million in the prior year. Non-GAAP operating margin* was 16.9% versus 13.5% third quarter of 2022.
Net loss from continuing operations was $8.8 million (or $0.12 per share of Class A common stock from continuing operations) compared to a net loss of $101.0 million (or $1.76 per share of Class A common stock from continuing operations) in the third quarter of 2022.
Adjusted EBITDA* from continuing operations decreased $0.2 million to $21.7 million compared to $21.9 million in the prior year.
Non-GAAP net income and earnings per share of Class A common stock from continuing operations* decreased to $4.7 million or $0.05 per share of Class A common stock from continuing operations* compared to $11.4 million or $0.18 per share of Class A common stock from continuing operations* for the prior year period.
Balance Sheet:
As of September 30, 2023, the Company had $26.8 million in cash and cash equivalents and $394.6 million in debt obligations, compared to $30.2 million in cash and cash equivalents and $418.1 million in debt obligations as of December 31, 2022.
2023 Financial Guidance:
For the twelve months ending December 31, 2023, the Company now expects:
•Net sales of $498 million to $505 million

*See below under “Use of Non-GAAP Financial Measures” for more details.

•Adjusted EBITDA* of $84 million to $87 million
•Non-GAAP EPS* of ($0.12) to ($0.09)
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
Presentation: This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatments, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Third Quarter 2023 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on November 7, 2023. Those who would like to participate may dial 1-800-715-9871 (domestic and international) and refer to the Bioventus Inc. Conference Call or Conference ID 4502901.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until November 6, 2024.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; our ability to continue as a going concern; the impact of our recent amendment to our Credit Agreement on our financial condition, operations, and liquidity; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to, the risk that the previously identified material weaknesses or new material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner; we might not be able to continue to fund our operations for at least the next twelve months as a going concern; we might not meet certain of our debt covenants under our Credit Agreement and might be required to repay our indebtedness; risks associated with the disposition of our Wound Business and expected impacts on our business; restrictions on operations and other costs associated with our indebtedness; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line

*See below under “Use of Non-GAAP Financial Measures” for more details.

extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; the reclassification of our HA products from medical devices to drugs in the United States by the FDA could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions, and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized disclosure of information, denial of service attacks or the perception that confidential information in our possession is not secure; failure of key information technology and communications systems, process or sites; risks related to our debt and future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic or similar epidemics; risks related to intellectual property matters; and the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by Bioventus' subsequent Quarterly Reports on Form 10-Q for the quarters ended April 1, 2023 and September 30, 2023 and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of September 30, 2023 and December 31, 2022
(Amounts in thousands, except share amounts) (unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$26,827	$30,186
Accounts receivable, net	112,899	136,295
Inventory	97,563	84,766
Prepaid and other current assets	12,163	18,551
Current assets attributable to discontinued operations	—	2,777
Total current assets	249,452	272,575
Property and equipment, net	39,704	27,456
Goodwill	7,462	7,462
Intangible assets, net	493,324	639,851
Operating lease assets	14,298	16,690
Investment and other assets	6,864	2,621
Long-term assets attributable to discontinued operations	—	405,994
Total assets	$811,104	$1,372,649
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,637	$36,697
Accrued liabilities	118,896	111,570
Current portion of long-term debt	19,584	33,056
Other current liabilities	4,726	3,607
Current liabilities attributable to discontinued operations	—	119,087
Total current liabilities	160,843	304,017
Long-term debt, less current portion	375,033	385,010
Deferred income taxes	—	2,248
Contingent consideration	17,860	17,431
Other long-term liabilities	30,912	22,810
Long-term liabilities attributable to discontinued operations	—	228,911
Total liabilities	584,648	960,427
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of September 30, 2023 and December 31, 2022, 62,964,482 and 62,063,014 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	63	62
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of September 30, 2023 and December 31, 2022	16	16
Additional paid-in capital	492,493	490,576
Accumulated deficit	(315,440)	(165,306)
Accumulated other comprehensive income (loss)	397	(110)
Total stockholders’ equity attributable to Bioventus Inc.	177,529	325,238
Noncontrolling interest	48,927	86,984
Total stockholders’ equity	226,456	412,222
Total liabilities and stockholders’ equity	$811,104	$1,372,649

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$120,794	$128,662	$376,922	$386,283
Cost of sales (including depreciation and amortization of $11,506, $11,331, $38,146, and $30,233 respectively)	41,944	44,127	135,030	129,392
Gross profit	78,850	84,535	241,892	256,891
Selling, general and administrative expense	69,820	78,955	225,522	254,699
Research and development expense	3,015	4,614	10,184	17,908
Restructuring costs	(26)	575	911	2,159
Change in fair value of contingent consideration	(98)	278	429	820
Depreciation and amortization	2,317	2,255	6,740	8,205
Impairments of assets	—	124,697	78,615	124,697
Loss on disposals	1,404	—	2,381	—
Operating income (loss)	2,418	(126,839)	(82,890)	(151,597)
Interest expense, net	10,115	3,604	30,396	4,632
Other expense (income)	494	115	(581)	356
Other expense	10,609	3,719	29,815	4,988
Loss before income taxes	(8,191)	(130,558)	(112,705)	(156,585)
Income tax expense (benefit), net	600	(29,523)	835	(33,411)
Net loss from continuing operations	(8,791)	(101,035)	(113,540)	(123,174)
Loss from discontinued operations, net of tax	—	(44,663)	(74,429)	(45,344)
Net loss	(8,791)	(145,698)	(187,969)	(168,518)
Loss attributable to noncontrolling interest - continuing operations	1,488	28,202	22,898	32,493
Loss attributable to noncontrolling interest - discontinued operations	—	9,251	14,937	9,251
Net loss attributable to Bioventus Inc.	$(7,303)	$(108,245)	$(150,134)	$(126,774)

Net loss from continuing operations	$(8,791)	$(101,035)	$(113,540)	$(123,174)
Other comprehensive (loss) income, net of tax
Change in foreign currency translation adjustments	(324)	(723)	636	(1,912)
Comprehensive loss	(9,115)	(101,758)	(112,904)	(125,086)
Comprehensive loss attributable to noncontrolling interest - continuing operations	1,554	28,349	22,769	32,886
Comprehensive loss attributable to noncontrolling interest - discontinued operations	—	9,251	14,937	9,251
Comprehensive loss attributable to Bioventus Inc.	$(7,561)	$(64,158)	$(75,198)	$(82,949)

Loss per share of Class A common stock from continuing operations, basic and diluted:	$(0.12)	$(1.18)	$(1.45)	$(1.48)
Loss per share of Class A common stock from discontinued operations, basic and diluted:	—	(0.58)	(0.95)	(0.59)
Loss per share of Class A common stock, basic and diluted	$(0.12)	$(1.76)	$(2.40)	$(2.07)
Weighted-average shares of Class A common stock outstanding:
Basic and diluted	62,824,318	61,674,254	62,494,686	61,208,941

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Operating activities:
Net loss	$(8,791)	$(145,698)	$(187,969)	$(168,518)
Less: Loss from discontinued operations, net of tax	—	(44,663)	(74,429)	(45,344)
Loss from continuing operations	(8,791)	(101,035)	(113,540)	(123,174)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	13,827	13,593	44,900	38,456
Equity based compensation	1,833	4,648	947	14,153
Change in fair value of contingent consideration	(98)	278	429	820
Change in fair value of interest rate swap	—	(2,222)	—	(6,418)
Impairment of assets	—	124,697	78,615	124,697
Deferred income taxes	—	(7,191)	(3,540)	(34,889)
Unrealized loss on foreign currency fluctuations	796	906	1,397	1,926
Loss on disposals	1,404	—	2,381	—
Other, net	(1,073)	1,127	706	4,040
Changes in working capital	(16,213)	(34,643)	(5,156)	(37,533)
Net cash from operating activities - continuing operations	(8,315)	158	7,139	(17,922)
Net cash from operating activities - discontinued operations	—	(859)	(2,169)	(859)
Net cash from operating activities	(8,315)	(701)	4,970	(18,781)
Investing activities:
Proceeds from sale of a business	—	—	34,897	—
Purchase of property and equipment	(2,036)	(1,649)	(6,993)	(6,639)
Investments and acquisition of distribution rights	—	—	—	(1,478)
Other	—	156	—	(75)
Net cash from investing activities - continuing operations	(2,036)	(1,493)	27,904	(8,192)
Net cash from investing activities - discontinued operations	—	(54,841)	(11,506)	(104,841)
Net cash from investing activities	(2,036)	(56,334)	16,398	(113,033)
Financing activities:
Proceeds from issuance of Class A common stock	397	482	620	4,739
Tax withholdings on equity-based compensation	—	—	—	(3,352)
Proceeds from the issuance of long-term debt, net of issuance costs	—	79,659	—	79,659
Borrowing on revolver	15,000	—	64,000	25,000
Payment on revolver	(7,000)	(25,000)	(49,000)	(25,000)
Debt refinancing costs	—	—	(3,661)	—
Payments on long-term debt	—	(4,509)	(38,264)	(13,528)
Other, net	(168)	22	(334)	(4)
Net cash from financing activities	8,229	50,654	(26,639)	67,514
Effect of exchange rate changes on cash	(440)	(238)	261	(531)
Net change in cash, cash equivalents and restricted cash	(2,562)	(6,619)	(5,010)	(64,831)
Cash, cash equivalents and restricted cash at the beginning of the period	29,389	41,001	31,837	99,213
Cash, cash equivalents and restricted cash at the end of the period	$26,827	$34,382	$26,827	$34,382

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP R&D, Non-GAAP Net Income from continuing operations, and Non-GAAP Earnings per share of Class A Common Stock from continuing operations
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP R&D, Non-GAAP Net Income from continuing operations, and Non-GAAP Earnings per share of Class A common stock from continuing operations, all non-GAAP financial measures, to supplement our GAAP financial reporting, because we believe these measures are useful indicators of our operating performance. Beginning in the first quarter of 2023, we revised our presentation of Non-GAAP measures to remove the foreign exchange adjustment and include financial restructuring costs. The prior year has been recast to conform to the current period.
We define Adjusted EBITDA as net loss from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, impairments of goodwill, impairment of assets, restructuring and succession charges, equity compensation expense, financial restructuring costs and other items. See the table below for a reconciliation of net (loss) income from continuing operations to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income from continuing operations principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, impairments of goodwill, impairment of assets, restructuring and succession charges, loss on disposals, financial restructuring costs, and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating (loss) income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, impairments of goodwill, impairment of assets, loss on disposals, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income from continuing operations as Net Income from continuing operations, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairments of goodwill, impairment of assets, loss on disposals, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net (Loss) Income from continuing operations to Non-GAAP Net Income from continuing operations.
We define Non-GAAP Earnings per Class A share from continuing operations as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairments of goodwill, impairment of assets, loss on disposals, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast for Discontinued Operations
On February 27, 2023, the Company ceased to control CartiHeal for accounting purposes, and therefore, deconsolidated CartiHeal effective February 27, 2023. CartiHeal was part of the Company’s international reporting segment. The Company treated the deconsolidation of CartiHeal as a discontinued operation. Refer to Note 3. Acquisitions and divestitures and Note 14. Discontinued operations in the Company's Form 10-Q for the period ended September 30, 2023, filed on November 7, 2023, for further details regarding the deconsolidation of CartiHeal.
The Company's prior period non-GAAP measures presented have been recast for the effect of the discontinued operations accounting.

Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisitions related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
($, thousands)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022	December 31, 2022
Net loss from continuing operations	$(8,791)	$(101,035)	$(113,540)	$(123,174)	$(153,371)
Interest expense, net	10,115	3,604	30,396	4,632	12,021
Income tax expense (benefit), net	600	(29,523)	835	(33,411)	(35,654)
Depreciation and amortization(a)	13,827	13,593	44,900	38,456	55,398
Acquisition and related costs(b)	1,424	3,455	4,047	17,428	21,731
Restructuring and succession charges(c)	(26)	575	911	2,847	7,453
Equity compensation(d)	1,833	4,648	947	14,153	17,585
Financial restructuring costs(e)	478	—	7,065	—	—
Impairment of assets(f)	—	—	78,615	—	10,285
Impairment of goodwill(g)	—	124,697	—	124,697	124,697
Loss on disposal of a business(h)	340	—	1,317	—	—
Other items(i)	1,935	1,909	11,351	5,796	8,465
Adjusted EBITDA	$21,735	$21,923	$66,844	$51,424	$68,610
(a)Includes for the three months ended September 30, 2023 and October 1, 2022 and the nine months ended September 30, 2023 and October 1, 2022, respectively, depreciation and amortization of $11,506, $11,331, $38,146 and $30,233 in cost of sales and $2,321, $2,262, $6,754 and $8,223 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
Includes for the years ended December 31, 2022, depreciation and amortization of $45,622 in cost of sales and $9,776 in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, loss on disposal of fixed assets related to acquired businesses and changes in fair value of contingent consideration.
(c)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and consolidate certain facilities.
(d)Includes compensation expense resulting from awards granted under our equity-based compensation plans. The nine months ended September 30, 2023 include the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership.
(e)Financial restructuring costs include advisory fees and debt amendment related costs.
(f)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business.
(g)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(h)Represents the loss on disposal of the Wound Business.
(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures and costs attributable to MOTYS. During the 2022 fiscal year, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS, to focus our resources on other priorities, including the integration of our acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We incurred $1.2 million during the nine months ended September 30, 2023 related to MOTYS. We expect to incur up to $0.5 million in remaining expenditures. Other items for the nine months ended September 30, 2023 also includes severance costs totaling $2.3 million related to the transition of our executive leadership.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended September 30, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$78,850	$73,417	$3,015	$2,418	$(8,791)	$(0.12)
Reported GAAP margin	65.3%			2.0%
Depreciation and amortization(b)	11,506	2,317	4	13,827	13,827	0.18
Acquisition and related costs(c)	—	1,424	—	1,424	1,424	0.02
Restructuring and succession charges(d)	—	(26)	—	(26)	(26)	—
Financial restructuring costs(g)	—	478	—	478	478	0.01
Loss on disposal of a business(h)	—	340	—	340	340	—
Other items(i)	—	1,901	34	1,935	1,935	0.02
Tax effect of adjusting items(j)	—	—	—	—	(4,512)	(0.06)
Non-GAAP measure	$90,356	$66,983	$2,977	$20,396	$4,675	$0.05
Non-GAAP margin	74.8%			16.9%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income Continuing Operations	Adjusted EPS Continuing Operations

Three Months Ended October 1, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$84,535	$206,760	$4,614	$(126,839)	$(101,035)	$(1.18)
Reported GAAP margin	65.7%			(98.6)%
Depreciation and amortization(b)	11,331	2,255	7	13,593	13,593	0.18
Acquisition and related costs(c)	—	3,455	—	3,455	3,455	0.04
Restructuring and succession charges(d)	—	575	—	575	575	0.01
Impairment of goodwill(f)	—	124,697	—	124,697	124,697	1.61
Other items(i)	—	151	1,758	1,909	1,909	0.02
Tax effect of adjusting items(j)	—	—	—	—	(31,795)	(0.50)
Non-GAAP measure	$95,866	$75,627	$2,849	$17,390	$11,399	$0.18
Non-GAAP margin	74.5%			13.5%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income Continuing Operations	Adjusted EPS Continuing Operations

*See below under “Use of Non-GAAP Financial Measures” for more details.

Nine Months Ended September 30, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$241,892	$314,598	$10,184	$(82,890)	$(113,540)	$(1.45)
Reported GAAP margin	64.2%			(22.0%)
Depreciation and amortization(b)	38,146	6,740	14	44,900	44,900	0.57
Acquisition and related costs(c)	—	4,047	—	4,047	4,047	0.05
Restructuring and succession charges(d)	—	911	—	911	911	0.01
Impairment of assets(e)	—	78,615	—	78,615	78,615	1.01
Financial restructuring costs(g)	—	7,065	—	7,065	7,065	0.09
Loss on disposal of a business(h)	—	1,317	—	1,317	1,317	0.02
Other items(i)	—	6,262	1,286	7,548	7,548	0.10
Tax effect of adjusting items(j)	—	—	—	—	(31,790)	(0.47)
Non-GAAP measure	$280,038	$209,641	$8,884	$61,513	$(927)	$(0.07)
Non-GAAP margin	74.3%			16.3%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net loss Continuing Operations	Adjusted EPS Continuing Operations

Nine Months Ended October 1, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$256,891	$390,580	$17,908	$(151,597)	$(123,174)	$(1.48)
Reported GAAP margin	66.5%			(39.2%)
Depreciation and amortization(b)	30,233	8,205	18	38,456	38,456	0.50
Acquisition and related costs(c)	5,607	11,821	—	17,428	17,428	0.23
Restructuring and succession charges(d)	—	2,847	—	2,847	2,847	0.04
Impairment of goodwill(f)	—	124,697	—	124,697	124,697	1.62
Other items(i)	—	3,254	2,542	5,796	5,796	0.08
Tax effect of adjusting items(j)	—	—	—	—	(42,967)	(0.65)
Non-GAAP measure	$292,731	$239,756	$15,348	$37,627	$23,083	$0.34
Non-GAAP margin	75.8%			9.7%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended September 30, 2023 and October 1, 2022 and the nine months ended September 30, 2023 and October 1, 2022, respectively, depreciation and amortization of $11,506, $11,331, $38,146 and $30,233 in cost of sales and $2,321, $2,262, $6,754 and $8,223 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, loss on disposal of fixed assets related to acquired businesses and changes in fair value of contingent consideration.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and consolidate certain facilities.
(e)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business.
(f)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(g)Financial restructuring costs include advisory fees and debt amendment related costs.
(h)Represents the loss on disposal of the Wound Business.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or potential divestitures and MOTYS Costs. Other items for nine months ended September 30, 2023 also includes severance costs totaling $2.3 million and the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership.
(j)Includes ($15.3) million of tax impact related to the impairment of assets, and an estimated tax impact of the remaining adjustments to Non-GAAP Net Income from continuing operations, calculated by applying a rate of 25.1% and 24.8% to those adjustments for the three and nine months ended September 30, 2023 and October 1, 2022, respectively.
(k)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 20.0% and 20.4%, respectively, for the three and three and nine months ended September 30, 2023 and October 1, 2022.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.